Exhibit 99.1

Kintera Releases Preliminary Results for Second Quarter 2004

SAN DIEGO—(BUSINESS WIRE)—July 12, 2004—Kintera® Inc. (Nasdaq: KNTA — News), a leading provider of software as a service to nonprofits, announced today that it expects that net revenues for the second quarter ended June 30, 2004 will exceed previously issued guidance. For the second quarter of 2004, Kintera expects net revenues to be approximately $5.5 million to $5.8 million, versus previous guidance of $4.7 to $5.0 million.

Loss per share for the quarter is expected to be approximately $.17 to $.19 per share, which is consistent with guidance that was given during Kintera’s first quarter 2004 earnings conference call.

Second quarter results are preliminary and subject to the company’s completion of its customary quarterly closing and required review procedures.

As previously announced, Kintera will hold a conference call on Friday, July 30, 2004 at 8:00 a.m. Eastern Time, which will be hosted by Harry E. Gruber, M.D., president, chief executive officer and chairman of the board of directors; James A. Rotherham, chief financial officer; and Dennis N. Berman, executive vice president, corporate development and vice chairman of the board of directors. The conference call can be accessed by dialing toll free 866-800-8652 (617-614-2705 for international calls), using conference code 15357359. The live webcast and replay of the call over the Internet will be available at www.kintera.com in the “Investor Relations” area under “Financial Information.”

About Kintera Inc.

Kintera® Inc. (Nasdaq: KNTA — News) is an innovative provider of software as a service that helps nonprofit organizations foster a powerful sense of community to achieve their mission. Kintera’s Knowledge Interaction technology strengthens an organization’s community by providing volunteers, members, donors and staff web-based tools to efficiently fulfill their tasks and share real-time data and information. The company’s Internet innovations include its Friends Asking Friends® solicitation program and Kintera Sphere(TM), an enterprise-grade software system that provides content management, contact management, communication tools, commerce applications, community-building features and reporting functions. Kintera’s technology is built on a unified database and payment processing engine. A web browser is all that is needed to use Kintera Sphere to help increase donations, reduce fundraising costs and build awareness and affinity for a cause. For more information, visit Kintera at www.kintera.com.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements, including statements regarding Kintera’s anticipated results for the second quarter. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of July 12, 2004, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated sales, operating results, expenses, capital expenditures, and growth in the market for Kintera’s services. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to, our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions. Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.